UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 17, 2016
GLOBAL FASHION TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)
Nevada
 (State or other jurisdiction of incorporation)
000-52047 (Commission File Number)	11-3746201 (IRS Employer Identification No.)
2001 Route 46, Suite 310 Parsippany, New Jersey (Address of principal executive offices)	07054 (Zip Code)
Registrant's telephone number, including area code (973)291-8900
 (formerly Premiere Opportunities Group, Inc.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements Item 4.01 Changes in Registrant's Certifying Accountant.
(a)	Previous Independent Registered Public Accounting Firm.
Effective September 17, 2016, Global Fashion Technologies, Inc., a Nevada corporation (the "Company") dismissed Yichien Yeh, CPA ("Yeh") as the Company's independent registered public accounting firm.
During the period of engagement from April 11, 2014 to September 17, 2016, the auditor reports issued by Yeh did not contain an adverse opinion, a disclaimer of opinion, nor were the reports qualified or modified as to uncertainly, audit scope or accounting principles. However, the audit reports did reflect uncertainties regarding the ability of the Company to continue as a going concern.
During the referenced period, there were no disagreements between the Company and Yeh on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Yeh, would have caused Yeh to make reference to the matter in reports on the Company's financial statements, had any such reports been issued. In addition, during the period of engagement, there were no reportable events as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.
The Company provided Yeh with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from Yeh a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of that letter is attached as an exhibit to this report.

(b)	New Independent Registered Public Accounting Firm.
Contemporaneous on September 17th, 2016 with the dismissal of Yeh, the Company engaged LJ Soldinger Associates, 21925 Field Parkway, Deer Park, IL 60010, as our independent registered public accounting firm for the fiscal year ended December 31, 2015. During the Company's two most recent fiscal years and the subsequent interim period through September 17, 2016, the Company did not consult with LJ Soldinger Associates with respect to any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.
Section 9 - Financial Statements and Exhibits
Exhibits
16.1 - Letter from Yichien Yeh, CPA.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL FASHION TECHNOLOGIES, INC. (Registrant) By: Christopher Giordano Christopher Giordano Chairman, President & Treasurer

Date: October 12, 2016

: